Exhibit 10.1

FINAL

SUBLEASE

THIS SUBLEASE made as of the 5th day of June, 2020, by and between RIEMER & BRAUNSTEIN LLP, a Massachusetts limited liability partnership, as sublandlord (“Sublandlord”) with offices located at 7 Times Square, New York, New York, and SELLAS LIFE SCIENCES GROUP, INC., a New York corporation (“Subtenant”), with offices located at 15 W. 38th Street, New York, New York.

RECITALS:

A.       As of the date hereof, Sublandlord leases the entire twenty-fifth (25th) floor (the “Premises”) of the building known as and numbered 7 Times Square, New York, New York (the “Building”) pursuant to a certain Amended and Restated Lease dated December 31, 2013 (the “Lease”), made by and between Times Square Tower Associates LLC, a Delaware limited liability company (successor to No. 1 Times Square Development LLC) as landlord (the “Landlord”) and Sublandlord as tenant. Sublandlord represents and warrants to Subtenant that a true, complete and correct copy of the Lease (with certain provisions and amounts which are not relevant to this Sublease redacted, such redacted provisions being referred to as the “Redacted Provisions” and the Redacted Provisions, together with any provisions of the Lease not incorporated herein by reference, collectively, the “Excluded Provisions”) is attached hereto as Exhibit B and, subject to the terms hereof, made a part hereof.

B.       Subtenant desires to sublet from Sublandlord a portion of the Premises containing approximately 5,143 rentable square feet located in Suite No. 2503 designated on the attached Exhibit A as the “Sublet Premises,” directly adjacent to Sublandlord’s remaining Premises and Sublandlord is willing to sublet the Sublet Premises to Subtenant, each upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the Sublet Premises and the covenants hereinafter contained, the parties hereto do covenant and agree as follows:

1.                  Demise; Term; Access. Provided that the Acceptable Consent (as hereinafter defined) is obtained in accordance with Section 25 below, Sublandlord does hereby sublet to Subtenant the Sublet Premises on the terms and conditions set forth in the Lease (only to the extent incorporated herein) and this Sublease (including the terms of the Lease that are incorporated herein) together with all such appurtenant rights with respect to access to and use of any common areas of the Building and portions of the Premises that service the Sublet Premises, including, without limitation, the core restrooms on the floor and any existing telecommunications shafts and ducts, (collectively, “Sublease Common Areas”) for the term commencing on the date when all of the following shall have occurred: (“Sublease Commencement Date”), (i) Sublandlord and Subtenant shall have executed and delivered this Sublease, (ii) Subtenant shall have delivered to Sublandlord the Security Deposit pursuant to Section 3 hereof, (iii) Landlord shall have executed and delivered the Acceptable Consent (iv) Sublandlord shall have given to Subtenant five (5) days’ written notice that the foregoing conditions have been fulfilled and the date that the Sublet Premises shall be delivered to Subtenant, (v) the Special Covid 19 Condition (defined below) shall have been fulfilled and (vi) Sublandlord delivers the Sublet Premises to Subtenant vacant, broom clean and free of any occupancy in the condition existing as of the date hereof, reasonable wear and tear and damage due to fire or casualty excepted and ending on December 30, 2024 (“Sublease Termination Date”), unless sooner terminated pursuant to the terms of this Sublease. Promptly after the Sublease Commencement Date, the parties shall enter into an agreement confirming the Sublease Commencement Date, the Sublease Rent Commencement Date and the Sublease Termination Date. Unless otherwise expressly agreed to the contrary, pursuant to the terms hereof Subtenant shall have no right to extend the term of the Sublease or to sublease any additional portion(s) of the Premises from Sublandlord. As of the Sublease Commencement Date, Subtenant shall have access to and may occupy the Sublet Premises for the purposes of conducting business therein and to the common bathrooms and other Sublease Common Areas to which Sublandlord has access under the Lease twenty-four (24) hours per day, seven (7) days per week, subject to any security requirements or procedures determined by Landlord or any federal, state or city governmental authority (or any subdivision thereof) from time to time, and otherwise subject to the terms of the Lease. Subtenant shall have no parking rights in connection with its demise of the Sublet Premises.

Anything to the contrary in this Sublease notwithstanding, the parties acknowledge that as of the date hereof, the current “New York State on Pause” orders and restrictions issued by New York State prevent Subtenant’s occupancy of the Sublet Premises, and that such orders and restrictions may remain in place even after fulfillment of the conditions set forth above in subclauses (i) through (iv) and (vi) that define determination of the Sublease Commencement Date. Therefore fulfillment of all said conditions (i) through (iv) and (vi) notwithstanding, the following condition must also be fulfilled prior to occurrence of the Sublease Commencement Date (the “Special Covid 19 Condition”): New York State shall have lifted or modified its “stay-at-home” directives under the New York State on Pause order thereby permitting (a) employees at the Building to lawfully return to work on a full or part time basis and (b) use of the Sublet Premises for general office purposes. The foregoing provision shall not be deemed to modify or extend the Sublease Termination Date.

2.                  Rent. Subtenant covenants and agrees to pay Sublandlord as rent during the term of this Sublease annual rent specified in this Section 2 below (the “Annual Rent”) and other charges, if any (sometimes referred to as “additional rent” and collectively with Annual Rent, the “Rent”) specified below. Annual Rent shall be paid without any prior notice or demand therefor and without deduction or offset (except as otherwise set forth in this Sublease including any provisions of the Lease incorporated herein). Unless otherwise specified in this Sublease, all other Rent shall be payable within thirty (30) days after Subtenant’s receipt of an invoice with respect thereto. For any partial month, all Rent shall be prorated. Subtenant’s obligation to pay Rent, being deemed rent reserved under the Sublease, shall be independent of each and every other covenant contained in this Sublease (including the terms of the Lease that are incorporated herein). Rent shall include, and Subtenant shall pay to Sublandlord (or to Landlord as Sublandlord may expressly direct in writing) as additional rent hereunder any and all charges billed directly to Sublandlord for the account of Subtenant arising from Subtenant’s own use of the Sublet Premises, e.g., and without limitation, charges for repair of damage caused by Subtenant for which Sublandlord is responsible to reimburse Landlord, charges for work or services not otherwise required under the Sublease or Lease requested by Subtenant and performed or provided specifically for Subtenant, as well as charges for any overtime labor or usage with respect thereto (if overtime is charged by Landlord or otherwise must be incurred by Sublandlord), and the like; provided, notwithstanding anything in this Sublease to the contrary, Subtenant shall not be liable for any operating expenses or taxes or similar additional rent items or for utilities (including, without limitation, electricity), the parties hereby agreeing that such amounts have been accounted for in the Annual Rent rate set forth herein. Sublandlord shall have the same right to enforce payment on account of such additional charges as it shall have to enforce Subtenant’s payments on account of Rent. Sublandlord shall furnish to Subtenant any backup that Landlord shall furnish to Sublandlord with respect to any charges claimed by Landlord relating to the Sublet Premises or, if Landlord fails to furnish same, shall request the backup for such charges to enable Subtenant to determine the validity thereof. The first Lease Year for purposes of payment of Annual Rent shall commence on the Sublease Rent Commencement Date (defined below).

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Lease Year	Annual Rent	Monthly Payment
1	$300,000.00	$25,000.00
2	$309,000.00	$25,750.00
3	$318,270.00	$26,522.50
4	$327,818.10	$27,318.18
5 – through Sublease Termination Date	$337,652.64	$28,137.72

Subtenant’s obligation to make monthly payments on account of Rent shall commence to accrue on the date (“Sublease Rent Commencement Date”), which is the later of (i) August 1, 2020 and (ii) the earlier of (x) the date which is four months after the Sublease Commencement Date (being that date which signifies the fulfillment of all conditions precedent to identification of the Sublease Commencement Date, including without limitation the Special COVID-19 Provision) and (y) if the aforesaid Sublease Commencement Date shall have occurred, October 1, 2020.

Annual Rent shall be paid to Sublandlord at the address set forth in the first paragraph of this Sublease, in advance, on the first day of each and every month throughout the term of this Sublease, timely payment being of the essence hereof. If Subtenant fails to pay any installment within five (5) days after same is due, such unpaid amount shall bear interest at the Applicable Rate (as defined in the Lease) from and after the first (1st) day following the date(s) said installment become due until paid in full. Nothing in this paragraph shall be deemed to limit Sublandlord’s other rights and remedies as may accrue under the Lease (except Sublandlord shall only be permitted to charge interest in accordance with this paragraph) or this Sublease by reason of Subtenant’s failure to pay Rent or any portion thereof.

3.                  Security Deposit. As additional security for faithful and prompt performance of its obligations, Subtenant shall concurrently with the execution of this Sublease deliver to Sublandlord a security deposit in the amount of $225,000.00 (the “Security Deposit”).

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(i)                 The Security Deposit shall be in the form, at the option of Subtenant, of either cash or a clean, irrevocable and unconditional letter of credit (the “Letter of Credit”), drawn in favor of Sublandlord on such bank which Sublandlord shall have reasonably approved in writing and in a form mutually acceptable to the parties. If a Letter of Credit, the Letter of Credit shall be assignable, upon request, to Landlord, any Overlandlord, Mortgagee or successor to Landlord or Sublandlord at no additional charge. The Letter of Credit shall provide that it is automatically extended for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such letter of credit for at least thirty (30) days beyond the Sublease Termination Date) unless the bank issuing same gives Sublandlord written notice of its intention not to renew such Letter of Credit not less than sixty days (60) days prior to the initial or any future expiration date of such Letter of Credit, such that the Letter of Credit or a replacement letter of credit (a “Replacement Letter”) shall be in effect at all times after the date of this Sublease until thirty (30) days beyond the Sublease Termination Date, and any extensions or renewals thereof. If the bank issuing such Letter of Credit gives Sublandlord written notice of its intention not to renew such Letter of Credit and if Subtenant fails to deliver to Sublandlord a Replacement Letter within thirty (30) days prior to expiration of such existing Letter of Credit, then Sublandlord may draw down the full amount of the existing Letter of Credit without notice or demand and retain the proceeds thereof as substitute security, subject to the provisions of paragraph (ii) below. Any Replacement Letter shall be in a face amount at least equal to the Security Deposit then required hereunder. The Letter of Credit and any Replacement Letter are herein sometimes referred to simply as a “Letter”. Subject to the last sentence of this paragraph, any bank or trust company which issues a Letter must, at a minimum, have a long-term issuer credit rating from Standard & Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service. Subject to the last sentence of this paragraph, if the issuer’s credit rating is reduced below A, then Sublandlord shall have the right to require that Subtenant obtain from a different issuer a replacement Letter that complies in all respects with the requirements of this Section within thirty (30) days following Landlord’s written demand. If the issuer of any Letter held by Sublandlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity then, effective as of the date such receivership or conservatorship occurs, said Letter shall be deemed not to meet the requirements of this Section, and Subtenant shall obtain from a different issuer reasonably satisfactory to Sublandlord a Replacement Letter that complies in all respects with the requirements of this Section within thirty (30) days following the date such receivership or conservatorship occurs. Sublandlord shall cooperate reasonably with Subtenant in connection with the delivery of any Replacement Letter and the return of an existing Letter in compliance herewith. Sublandlord confirms that Bank of America N.A. is an acceptable issuer of any Letter and notwithstanding anything contained herein, such bank shall not be subject to a credit rating test.

(ii)              The cash Security Deposit or Letter of Credit shall be deposited with Sublandlord simultaneously with Subtenant’s execution and delivery of this Sublease. Sublandlord may, but shall not be obligated to, apply the proceeds of the cash Security Deposit or Letter of Credit to cure any default or defaults of Subtenant (including, without limitation, defaults occurring during any holdover by Subtenant beyond the Sublease Termination Date) beyond any applicable grace and cure periods after notice. If Sublandlord shall so apply any funds, Subtenant shall immediately restore the cash or Letter to the face amount required under paragraph (i) above. After Subtenant, as required hereunder, shall have vacated the Sublet Premises and surrendered them in the required condition and if there then exists no uncured default by Subtenant in any of the terms or conditions hereof, Sublandlord shall return the Letter or cash Security Deposit, as the case may be, or, if applicable, the remaining proceeds thereof, to Tenant no later than thirty (30) days after the Sublease Termination Date. If Sublandlord conveys Sublandlord’s interest under this Sublease to Landlord or to any Overlandlord or Mortgagee, any cash or Letter or, if applicable, the proceeds thereof, shall be turned over and assigned by Sublandlord to Sublandlord’s grantee (or, at Subtenant’s election, Subtenant may furnish Sublandlord’s successor with a new Replacement Letter showing such successor as payee, provided that the original Letter then outstanding shall be simultaneously returned to Subtenant). From and after any such transfer, assignment or return, Subtenant agrees to look solely to such grantee for proper application of the funds in accordance with the terms of this Section and the return thereof in accordance herewith. No Overlandlord or Mortgagee shall be responsible to Subtenant for the return or application of any such cash or Letter, or, if applicable, the proceeds thereof, whether or not it succeeds to the position of Sublandlord hereunder, unless such cash or Letter shall have been received in hand by, and assigned to, such Overlandlord or Mortgagee. The cash or Letter of Credit shall not be deemed an advance payment of rent or a measure of Sublandlord’s damages for any default hereunder by Subtenant.

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(iii)            Provided that, as of the first day of the twenty-eighth (28th) month after the Sublease Rent Commencement Date, (the “Reduction Date”), there has been no event of default beyond all applicable notice and cure periods, then the Security Deposit amount shall be reduced to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Reduced Security Deposit Amount”) on such Reduction Date; provided that, in no event shall the Security Deposit amount be reduced below the Reduced Security Deposit Amount. In the event that the Security Deposit amount is reduced pursuant to this Section 3, then, if the Security Deposit is in the form of a Letter of Credit, Subtenant shall either (x) deliver to Sublandlord and Sublandlord shall execute and deliver to the issuer a consent to amendment to the Letter of Credit, which amendment shall be reasonably acceptable to the Sublandlord in all respects, reducing the amount of the Letter of Credit to the Reduced Security Deposit Amount, or (y) deliver to Sublandlord a replacement Letter of Credit in the amount of the Reduced Security Deposit Amount, which replacement Letter of Credit shall in all respects comply with all of the requirements of this Section 3, or if Sublandlord is holding the Security Deposit in cash, Sublandlord will refund $75,000.00 to Subtenant. Within ten (10) Business Days after delivery of either the proposed consent to an amendment to the Letter of Credit or proposed replacement Letter of Credit, Sublandlord will either (A) execute such consent in accordance with the terms thereof, or provide its reasonable objections to such proposed consent or amendment, or (B) consent to the cancellation of the existing Letter of Credit and to the exchange of the Replacement Letter for such existing Letter of Credit, or (C) refund cash as aforesaid.

4.                  [Intentionally Deleted].

5.                  [Intentionally Deleted].

6.                  [Intentionally Deleted].

7.                  Electricity; Rent Inclusion; Supplemental HVAC/Services.

(i)                 Pursuant to the terms of Section 10.2 of the Lease, electricity to Sublandlord’s entire Premises is being provided directly by the Electricity Provider (as defined in the Lease) for the Building, as measured by a direct meter and Sublandlord will make available the supply of electricity in the Sublet Premises in accordance with the provisions of the Lease and Subtenant shall be entitled to receive such electricity from the Electricity Provider via Sublandlord’s direct meter at the rate set forth below). Sublandlord agrees to make such electricity available in and to the Sublet Premises at a level sufficient to accommodate a demand load of six watts per rentable square foot, in addition to any electricity required to obtain service from the Building HVAC System, and Subtenant agrees in its use of the Sublet Premises not to exceed said demand and load limits or any other limits established from time to time by any governmental authority. Furthermore, it being the intention of the parties that the Annual Rent be net of any cost for the consumption of electricity in the Sublet Premises (i.e., the Sublet Premises are not separately metered by the Electricity Provider), the Annual Rent includes a charge for, and on account of, the provision of electricity in and to the Sublet Premises (the “Electricity Component”). The Electricity Component is included in the rent figures shown in the table in Section 2 and, accordingly, Subtenant shall in no event be charged for its use of electricity in the Sublet Premises.

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(ii)              Sublandlord and Subtenant acknowledge that the Sublet Premises is served by one two-ton supplemental air conditioning unit. Subtenant shall be permitted to use such existing supplemental air conditioning unit (and any replacement thereof installed by Subtenant, at its sole expense) (the “Sublet Premises AC Unit”). Subtenant shall not remove such existing supplemental air conditioning unit (without replacing same with a comparable unit), without the prior written consent of the Sublandlord. Subtenant accepts such existing supplementary air-conditioning unit in its “as is” condition and Sublandlord makes no representations or warranties with respect thereto. Landlord shall provide the amount of condenser water required by such connected Sublet Premises AC Unit, but in no event shall Landlord be required to provide in excess of two (2) tons of condenser water in the aggregate for the Sublet Premises AC Unit. Subtenant shall pay an annual condenser water charge for the amount connected at the rates set forth on Schedule 1 of the Lease. Sublandlord shall be responsible for the maintenance, repair and, if necessary, replacement of the Sublet Premises AC Unit at Sublandlord’s cost and expense.

(iii)            Subtenant shall be entitled to enjoy all of the rights and benefits accruing to Sublandlord under the Lease (except as otherwise set forth in this Sublease), specifically including, without limitation, the benefit of any and all of Landlord’s obligations to comply with legal requirements, repair the Building and the Sublet Premises and provide services to the Sublet Premises. For the avoidance of doubt, nothing in this foregoing clause (iii) shall be deemed to negate or limit the provisions of Section 11 of this Sublease.

(iv)             Subtenant shall be permitted to maintain the directory listings of Subtenant that are then on the Building’s directory as of the Sublease Commencement Date; and Subtenant shall be permitted to add to and revise such listings from time to time – but not more often than every three (3) months. The Consent from Landlord shall contain Landlord’s confirmation that it will continue to permit Subtenant’s names to be displayed on the Building’s directory from and after the Sublease Commencement Date (with such additions and revisions as contemplated above).

8.                  Use. Subtenant shall use the Sublet Premises only for executive, administrative and general business offices (including, without limitations, for businesses other than law a law firm) and for no other purposes whatsoever.

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9.                  Assignment and Subletting. Subtenant shall have the following rights and obligations with respect to assignment of this Sublease or subletting of the Sublet Premises.

(i)                 Notwithstanding anything contained herein to the contrary, (a) Subtenant shall have the right to assign the Sublease or sublet all or any portion of the Sublet Premises (i) to any parent, subsidiary or Affiliate (defined herein as defined in the Redacted Lease) of Subtenant or to (ii) to any entity succeeding to the interest of Subtenant by reason of a merger, consolidation or restructuring of Subtenant or the sale of all or substantially all of Subtenant’s assets or beneficial interests in Subtenant without first obtaining Sublandlord’s (and Landlord’s) prior written consent and (b) any change of Control (as defined in the Redacted Lease) of Subtenant or Parent, subsidiary or Affiliate thereof which would otherwise be deemed an assignment under the provisions of this Sublease (or the Lease) shall not be deemed an assignment or other transaction requiring the consent of Sublandlord (or Landlord) under the provisions of this Sublease (or the Lease), provided that, to the extent permitted by applicable securities laws and other applicable legal requirements, prior to any such transfer or other transaction Subtenant shall provide in each instance written notice thereof to Sublandlord at least ten (10) days prior to the effective date of any such transaction. Sublandlord shall hold the content of such notice in confidence and shall advise Landlord of the confidential nature thereof when forwarding same to Landlord for its review under the Lease, provided that Sublandlord may disclose such information to such of its employees and financial advisors (advising them to treat the information as confidential as may be reasonably necessary in evaluating same). If the transaction is between one or more public companies or the transaction is subject to a confidentiality agreement between them, then Subtenant shall not be required to identify its counterparty until the date which is not later than five (5) business days after the effective date of the transaction, provided that, to the extent permitted by applicable securities laws and other applicable legal requirements, it shall provide such other non-identifying information as required hereunder. With respect to any of the transactions described in clause (a) (ii) and (b) above, (A) the successor to Tenant shall have a tangible net worth computed in accordance with generally accepted accounting principles consistently applied at least equal to the tangible net worth of Subtenant immediately prior to such merger, consolidation or transfer and (B) proof reasonably satisfactory to Sublandlord (and Landlord) of such tangible net worth, shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (or such later date permitted above for delivery of notice if required by securities or other legal requirements); and provided that, with respect to transactions described above: (1) the successor to Subtenant agrees directly with Sublandlord, by written instrument in form reasonably satisfactory to Sublandlord, to assume and be bound by all the obligations of Subtenant hereunder, (2) in no event shall Subtenant be released from its obligations under this Sublease, and Subtenant and the successor to Subtenant shall be jointly and severally liable for the Subtenant’s obligations under this Sublease, (3) any such transfer or transaction is for a legitimate, regular business purpose of Subtenant other than for the sole purpose of a transfer of Subtenant’s transfer of its interest in the Sublease and (4) Subtenant shall reimburse Sublandlord and Landlord on demand for any reasonable costs including, without limitation, reasonable legal costs, incurred by either of them in connection with such transaction. The public trading of transferrable shares of Subtenant on an organized stock exchange or “over the counter” shall not be deemed an assignment of this Sublease or other transaction requiring the consent of Sublandlord. In the case of any assignment, subletting or other transaction proposed to be entered into under circumstances described in subclauses (a) and (b) above in this Section 9(i), Subtenant shall not exercise any rights under Section14.8 of the Lease to collect Transaction Profits as defined therein nor exercise the right to terminate the Sublease pursuant to Section 14.3 of the Lease. In the case of any assignment or subletting proposed to be entered into under circumstances not described in this clause (i), the following provision set forth in Section 9(ii) through 9(iv) shall apply.

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(ii)              Subtenant shall have the right to assign the Lease or sublet all or any portion of the Sublet Premises subject to all of the terms of the Lease (excluding, however, as between Sublandlord and Subtenant, Sections 14.2, 14.3 and 14.8 thereof), except as set forth in Section 27 of this Sublease, subject to, in each instance the requirement of obtaining Landlord’s consent thereunder, and subject also to the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Subtenant shall not otherwise assign or mortgage the Sublease or its interest therein.

(iii)            With respect to any assignment of this Sublease by Subtenant or any sublease of all or a portion of the Sublet Premises to an independent third party by Subtenant (exclusive of the transaction contemplated under Section 9(i) above), Subtenant and Sublandlord shall divide evenly between themselves any “Transaction Profits” as defined and described in Section 14.8 of the Lease (but Subtenant shall in no event be responsible for any further profit split with any other parties, including Landlord).

(iv)             No subtenant of Subtenant shall have the right to further transfer its interest in this Sublease or the Sublet Premises without the prior written consent of Sublandlord and Landlord (without the foregoing implying any standard of reasonableness with respect to the giving or withholding of such consent). Subtenant covenants and agrees that no security agreement, whether by way of a conditional bill of sale, chattel mortgage or instrument of similar import, shall be placed on any improvement in the Sublet Premises which is affixed to the real property of which they are a part, not shall Subtenant’s interest in this Sublease be mortgaged or otherwise encumbered.

10.              Insurance.

(i)                 Throughout its occupancy of the Sublet Premises during the term of this Sublease, Subtenant will obtain and maintain in effect, at all times and at its sole expense the insurance in the amounts and policy forms as set forth and required from time to time in the Lease, and to all other requirements and covenants therein, including, without limitation Article 11 of the Lease. Such policies shall include commercial general liability insurance, property insurance, comprehensive automobile liability insurance (covering any automobiles owned or operated by Subtenant at the Property), worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund, and employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. The insurable risks and the extent of coverage to be included within such insurance policies and any necessary endorsements thereto shall be the same as set forth in the Lease.

(ii)              All insurance to be maintained by Subtenant will be issued by insurance companies authorized to do insurance business in New York State rated not less than A/X in Best’s Key Rating Guide; and Subtenant will not cancel or fail to renew such policy without first giving at least thirty (30) days prior written notice to Sublandlord.

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(iii)            Prior to the Sublease Commencement Date and at least thirty (30) days prior to the expiration of any policy, Subtenant will provide certificates of insurance, establishing insurance coverages as required by this Section.

(iv)             Throughout the term of this Sublease, Sublandlord shall maintain all insurance required to be maintained by it pursuant to the Lease and shall use commercially reasonable efforts to cause Landlord to maintain all insurance required to be maintained by Landlord pursuant to the Lease. In all events, Subtenant’s insurance coverage with respect to the Sublet Premises shall be deemed primary for the purposes served by such insurance in relation to Sublandlord’s or Landlord’s insurance. In all events, Sublandlord’s insurance coverage (as required under the Lease) with respect to the Premises (excluding the Sublet Premises) shall be deemed primary for the purposes served by such insurance in relation to Subtenant’s or Landlord’s insurance

(v)               Notwithstanding anything in this Sublease to the contrary (including any provision of the Lease incorporated herein by reference), each party hereby releases the other from any liability on account of any loss or damage to the such party’s property and improvements within the Building (i.e., with respect to Sublandlord, the property within the Premises (excluding the Sublet Premises), and with respect to Subtenant, the property within the Sublet Premises) arising out of any cause or origin, including the negligence or misconduct of such other party, or its agents, contractors or employees, to the extent such loss or damage is insured under its policies of insurance (or, if it fails to maintain the insurance on its personal property in accordance with the terms of this Sublease, the loss or damage which would have been insured if it had maintained such policies). Each party shall cause its insurance policies to be properly endorsed or modified, if necessary, to prevent the invalidation of any insurance coverages thereunder by reason of the waiver contained in this subsection (unless it is no longer possible for such party to obtain policies that would not be invalidated by such release and such party so notifies the other party, giving the other party the right to pay any additional premium in order to obtain such waiver or release).

11.              Incorporation; Lease. Sublandlord shall in no event be obligated to perform Landlord’s obligations under the Lease, including, without limitation, (i) to render or supply services to Subtenant or the Sublet Premises or (ii) to make any alterations, repairs or restorations in or to the Sublet Premises or the Building, or (iii) to comply with any laws or legal requirements, provided that Sublandlord shall take all reasonable steps to enforce the terms, covenants, obligations and conditions on the part of, or to be performed by, Landlord under the Lease, including, without limitation requiring that Landlord provide all of the services that are required to be provided by Landlord pursuant to the Lease. Notwithstanding the foregoing provisions of this Section 11, if Subtenant shall have made written request on Sublandlord to enforce the provisions of the Lease and Landlord shall still have failed to perform same, provided Subtenant is not in default hereunder beyond applicable notice and cure periods, and that Sublandlord is not itself pursuing its request and for any remedies available to it, Subtenant shall have the right, at its sole cost and expense, to take action itself either (i) in Subtenant’s name, and for that purpose all of the rights of Sublandlord under the Lease are hereby conferred upon and assigned to Subtenant and Subtenant is hereby subrogated to such rights to the extent that the same shall apply to the Sublet Premises, or (ii) if any such action as contemplated in clause (i) of this Section 11 in Subtenant’s name be barred by reason of lack of privity, nonassignability or otherwise, in Sublandlord’s name, At least five (5) days prior to taking any action pursuant to this Section 12B, Subtenant shall send prior written notice to Sublandlord detailing the proposed action and including all relevant backup documentation, and shall periodically update Sublandlord in writing as to the progress of such action. Any actions under this Section 11 shall be at Subtenant’s reasonable cost and expense. Subtenant shall indemnify and hold Sublandlord harmless from and against any liabilities, cost or expenses arising from Subtenant’s exercise of the rights set forth above.

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Sublandlord shall promptly forward any requests for services and repairs (including, without limitation, overtime services) to Landlord if Landlord will not accept such requests from Subtenant directly and shall reasonably cooperate with Subtenant to develop a line of communication to enable such requests to be relayed so there is no material delay in the provision of such services by reason of the necessity that such requests be forwarded by Sublandlord. Sublandlord also consents to Subtenant making requests for overtime services and any standard building services for any portion of the Sublet Premises directly to Landlord, provided that Subtenant delivers a notice concurrently to Sublandlord. All costs and charges billed by Landlord on account of Subtenant’s request for such services, whether made through Sublandlord or directly by Subtenant to Landlord shall be deemed additional rent under this Sublease, and Subtenant shall pay such changes promptly when and as billed and due. Sublandlord shall also promptly forward to Landlord any requests for consents or approvals required under the provisions of this Sublease and the Lease. Landlord and Tenant shall deliver to each other any notices received from the Landlord or any governmental authority that relate to the Sublet Premises or this Sublease.

Except as provided in Section 27 of this Sublease (or where the context otherwise requires), all the terms, covenants and conditions of the Lease are by this reference incorporated in this Sublease and made a part of this Sublease with the same force and effect as if fully set forth in this Sublease; provided, however, that for purposes of such incorporation, (i) the terms “lease” or “Lease” as used in the Lease shall refer to this Sublease, (ii) the term “Landlord” as used in the Lease shall refer to Sublandlord (except as otherwise set forth in this Sublease) and the term “Landlord’s Parties” shall mean “Sublandlord’s Parties” (as defined below, and except as set forth in Section 27[b]); (iii) the term “Tenant” as used in the Lease shall refer to Subtenant and the term “Tenant’s Parties” shall mean “Subtenant’s Parties” (as defined herein), (iv) the terms “Leased Premises” and “Premises” as used in the Lease shall refer to the Sublet Premises, and (v) the term “Fixed Rent” shall refer to “Annual Rent” herein, and the term “Rent” shall refer to Rent described in this Sublease. In the event of any inconsistency between the provisions of this Sublease and the provisions of the Lease, as incorporated in this Sublease, the provisions of this Sublease shall control. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall have no obligation to (i) cure any default of Sublandlord under the Lease, (ii) perform any obligation of Sublandlord under the Lease with respect to the Premises (exclusive of the Sublet Premises), (iii) repair any damage to the Sublet Premises caused by Sublandlord, (iv) remove or restore any alterations or additions (a) installed within the Sublet Premises by Sublandlord, or (b) that are existing in the Sublet Premises as of the Sublease Commencement Date, (v) be liable for or indemnify Sublandlord or Landlord with respect to any negligence or willful misconduct of Sublandlord, its agents, invitees, employees, or contractors or other subtenants of the Building (herein “Sublandlord Parties”) other than Subtenant, (vi) discharge any liens on the Sublet Premises or the Building which arise out of any work performed, or claimed to be performed, by or at the direction of Sublandlord or pay any costs or liabilities with respect to the Sublet Premises that accrued prior to the Commencement Date, or (vii) make any structural repairs/improvements to the Sublet Premises or repairs to any Building Systems (as defined in the Lease) from and after the Sublease Commencement Date in order to comply with any Legal Requirements, unless such repairs, replacements or improvements are required on account of (1) Subtenant’s particular manner of use of the Sublet Premises or (2) any new alterations made by Subtenant in the Sublet Premises that shall require such structural or Building System repairs or improvements to be made.

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In the event of any damage or destruction to the Sublet Premises or any taking thereof or in the event of any interruption of services to the Sublet Premises or any other event which results in an abatement of rent payable under the Lease with respect to the Sublet Premises, such abatement shall inure to the benefit of the Subtenant hereunder and Subtenant shall likewise receive an abatement of rent and additional rent hereunder.

12.              Condition; “As Is;” Alterations.

(i)                 Subtenant acknowledges that Subtenant has inspected the condition of the Sublet Premises and has found them to be acceptable, agrees therefore to accept the Sublet Premises in “AS IS” condition as of the date hereof, and that Sublandlord has made no representations, express or implied, with respect to the condition of the Sublet Premises or their suitability for Subtenant’s use and occupancy. Neither Sublandlord nor Landlord shall have any obligation to prepare any portion of the Sublet Premises, or to incur any cost with respect to any such preparation, for Subtenant’s occupancy.

(ii)              Anything in the Lease to the contrary notwithstanding, Subtenant shall make no alterations, additions, changes or improvements (“Alterations”) to the Sublet Premises which affect any structural element of the Sublet Premises or the Building or which adversely affects any mechanical, electrical or plumbing systems serving the Sublet Premises or requires the removal of a portion of the floor slab in any portion of the Premises, or access to, or penetration of the floor slab adjacent to, any space occupied by any other tenant or occupant of the Building. Subtenant may make nonstructural Alterations to the Sublet Premises upon the prior written consent of Sublandlord and Landlord (to the extent such Landlord’s consent is required under the Lease), which Sublandlord shall not unreasonably withhold, delay or condition if Landlord shall have given consent, provided that the consent of Sublandlord to an Alteration shall not be required if Landlord’s consent thereto is not required under the Lease. Any alterations, additions, changes or improvements desired by Subtenant shall be at its own cost and expense, and performed by contractors reasonably approved in advance by Sublandlord and Landlord as aforesaid, provided that if a contractor is acceptable to Landlord, it shall automatically be deemed acceptable to Sublandlord.

(iii)            In connection with any approved Alterations, to the extent required under the Lease, Subtenant shall, at Subtenant’s sole cost and expense, hire Landlord’s expediter to coordinate obtaining any permits, approvals and certificates from any governmental authority. All approved Alterations shall be performed by Subtenant, at Subtenant’s sole cost and expense, (A) in a good and workerlike manner, (B) in compliance with all Legal Requirements and with the “No. 1 Times Square Alteration Rules and Regulations” as then in effect and (C) by contractors, architects and engineers approved by Landlord who shall carry all insurance as required under the Lease. In connection with obtaining Landlord’s consent (i) for any of Subtenant’s proposed Alteration(s), or (ii) the engagement of any proposed contractors/architects/engineers, Sublandlord and Subtenant agree Landlord’s obligation to grant or withhold consent with respect to any such proposed Alterations or contractors/architect/engineer shall be governed by the applicable provisions of the Lease (including without limitation the provisions of Section 4.1(c) pertaining to Landlord’s deemed consent), except with respect to contractors or engineers performing tie-ins to the life safety system, elevators, fire alarm system or building management system, as to which Landlord may designate the contractor and engineer to be used by Subtenant. Sublandlord agrees to use reasonable efforts to obtain Landlord’s consent in accordance with the provisions of the Lease, including sending any notices and reminder notices that may be required to comply with the provisions of Section 4.1(c) of the Lease. In any instance where Landlord’s consent shall have been obtained, Sublandlord shall not unreasonably withhold, condition or delay its consent to any such proposed Alteration or contractor, and if Sublandlord shall fail to respond to Subtenant’s request for Sublandlord’s consent within the time frames set forth in Section 4.1(c) (plus one (1) additional business day, Sublandlord shall be deemed to have approved same.

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(iv)             Upon completion of any Alterations (which are deemed “Material Alterations” under the Lease), Subtenant, at its expense, shall reasonably promptly obtain certificates of final approval of such Alterations as may be required by any governmental authority (including any new or amended certificate of occupancy required by any governmental authority), and shall furnish Sublandlord and Landlord with copies thereof, together with copies of the final plans and specifications prepared by or on behalf of Subtenant in connection with such Alterations (which plans and specifications must either be as-built drawings or final working drawings marked to show as-built conditions, and, in any event incorporate all bulletins issued from each of Subtenant’s HVAC, electrical, plumbing, fire safety and sprinkler subcontractors, as applicable) prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may reasonably specify or accept at its request) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may reasonably accept) and magnetic computer media of such record drawings and specifications, translated into in a format compatible with AutoCAD Release 2000 or later or another format reasonably acceptable to Landlord. Without limiting the generality of the foregoing, with reasonable promptness but in no event later than thirty (30) days (subject to Force Majeure) following the completion of any Alterations which are deemed “Material Alterations” under the Lease, Subtenant shall deliver to Sublandlord and Landlord (i) proof of the issuance of any required approvals, permits and sign-offs for such Alterations by all governmental authorities having jurisdiction thereover and (ii) final lien waivers issued by all contractors, subcontractors and material suppliers covering all of the Alterations.

(v)               Subtenant shall promptly reimburse Sublandlord and Landlord, as Additional Rent within thirty (30) days after demand, for any and all reasonable, actual out-of-pocket costs and expenses incurred by Sublandlord or Landlord in connection with the review of Subtenant’s plans and specifications for any Alterations which are deemed “Material Alterations” under the Lease by any third-party architect, engineer or other consultant retained by Sublandlord or Landlord or the review by any Superior Lessor or Mortgagee of Landlord or any third party architect, engineer or other consultant retained by any of them.

(vi)             Except as may be otherwise provided in any consent by Landlord thereto (to the extent required), all work, construction, repairs, Alterations, other improvements or installations made to or upon the Sublet Premises, whether or not at the expense of Subtenant, shall become part of the Sublet Premises and, upon the expiration or earlier termination of the term of the Sublease, shall become the property of Landlord and remain upon and be surrendered with the Sublet Premises as a part thereof upon the Sublease Termination Date or earlier termination of the term.

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(vii)          Subtenant shall promptly pay and discharge all costs and expenses of any work done in or on the Sublet Premises by or at the expense of Subtenant, and shall not do or fail to do any act which shall or may render the Sublet Premises, the Building or the Real Property any part thereof subject to any mechanic’s lien or other lien or security agreement or charge or chattel mortgage or conditional bill of sale or title retention agreement. If, because of any act or omission of Subtenant, its suppliers or subcontractors, any mechanic’s lien, U.C.C. financing statement or other lien, charge or order for the payment of money shall be filed against Landlord, or against all or any portion of the Premises, the Building or the Real Property, Subtenant shall, at its own cost and expense, cause the same to be discharged of record, by bonding or otherwise, within fifteen (15) days after Subtenant has received notice thereof, and Subtenant shall, in accordance with Section 14, indemnify, defend and save Sublandlord and Landlord harmless against and from all costs, expenses, liabilities, suits, penalties, claims and demands (including attorney’s fees and disbursements) resulting therefrom.

(viii)        Subtenant shall not directly or indirectly (i) conduct business in the Sublet Premises in such a manner as to, or (ii) engage any third-party contractor, mechanic or laborer in the Sublet Premises, even if such person is an approved contractor, whether in connection with any Alteration or otherwise, or use any materials in connection with such Alteration which would, disturb harmony, with any trade engaged in performing any other work in the Building (including, without limitation, the creation of any work slowdown, sabotage, strike, picket or jurisdictional dispute) or create any interference with the operation of the Building or performance of Landlord’s work or the work or operations of any other tenant or occupant or increase the cost of any of the foregoing (in each case other than to a de minimis extent). Subtenant shall immediately stop the performance of any Alteration, or the use of any materials in connection with such Alteration, the conduct of such business or use of any third party contractor, mechanic or laborer if Sublandlord or Landlord notifies Subtenant thereof. Subtenant shall, in accordance with Section 14 below, indemnify, defend and save Sublandlord and Landlord harmless against and from all costs, expenses, liabilities, suits, penalties, claims and demands (including attorney’s fees and disbursements) resulting therefrom. Sublandlord shall (and pursuant to the terms of the Lease, shall cause Landlord to) cooperate with Subtenant (and Subtenant agrees to cooperate with Sublandlord and Landlord), in all material respects, to avoid any such labor disharmony.

(ix)             At any time during the term of this Sublease, Sublandlord shall have the right (but not the obligation), at Sublandlord’s own cost and expense and upon prior reasonable notice to Subtenant, to incorporate a portion or portions of the common corridors on the twenty-fifth (25th) floor into Sublandlord’s demised premises (that are not a part of the Sublet Premises), excluding, however, any portions of the common corridor leading from the passenger elevator banks to the Sublet Premises (which path of travel must remain as currently configured). Further, Sublandlord shall provide unimpeded direct access from the Sublet Premises to the other common areas on the 25th floors, including, the restrooms, freight elevators, all exit stairwells, and electric closets (although Sublandlord may install a security system to or from said other common areas as the case may be, provided the necessary passes or codes are provided to Subtenant). Prior to the commencement of any such construction, Sublandlord shall review the construction plans with Subtenant in order to establish that during and after the performance of such construction Subtenant, and its agents, contractors, employees and invitees shall have unimpeded access to and egress from the Sublet Premises, the elevator bank, stairwells and common restrooms serving the Sublet Premises (although Sublandlord may also install a security system to or from said restrooms as the case may be, provided the necessary passes or codes are provided to Subtenant). Nothing in the review of such plans, however, shall be deemed to imply an approval right of Subtenant, except with respect to the assurance of unimpeded access/path of travel configuration, as aforesaid. Sublandlord shall perform said construction in such manner so as to avoid unreasonable interference with Subtenant’s use and enjoyment of the Sublet Premises to the greatest extent practicable under the circumstances. Any and all such corridor work shall be performed by Sublandlord in compliance with all Legal Requirements and any local codes.

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13.              Default. In the event that Subtenant (a) defaults in the payment when due of any Rent or other charges, and such default continues for a period of five (5) days after written notice thereof from Sublandlord to Subtenant, or (b) fails to fulfill any of its other obligations under this Sublease (including any provisions of the Lease as incorporated herein by reference) and such default continues for a period of thirty (30) days after written notice thereof from Sublandlord to Subtenant (which cure period shall be subject to extension as set forth below); or (c) shall be adjudged bankrupt or insolvent or shall make an assignment for the benefit of creditors, or if a receiver or trustee of the Subtenant’s property shall be appointed and not discharged within ninety (90) days, such occurrence shall be an “Event of Default” hereunder, and Sublandlord shall have any and all rights and remedies available to it at law and equity, including the rights and remedies of Landlord described in the Lease. In the case of any failure of Subtenant to pay any amount of Rent or other charges when due, Sublandlord shall give Subtenant five (5) days’ written notice of default to permit Subtenant to cure the payment default within this said five (5) day period. In the case of any nonmonetary default the notice and cure period shall be thirty (30) days, provided, however, that if the nonmonetary default of the nature set forth in clause (b) above cannot be reasonably expected to be cured within such thirty (30) day period, then the cure period shall be extended for an additional reasonable period of time, not to exceed fifty (50) Business Days, subject to the proviso set forth in Section 17.1(g) of the Lease, provided further that Subtenant shall have commenced its cure within such thirty (30) days of receiving Sublandlord’s notice of default. Sublandlord’s rights and remedies shall be governed by the terms of the Lease. In no event shall Sublandlord be deemed to be in default under any provisions of this Sublease unless and until Subtenant shall have given Sublandlord written notice specifying the nature of the default and Sublandlord shall have failed to remedy said default within five (5) days for a monetary default and otherwise within thirty (30) days after receipt of such notice (or if such nonmonetary default cannot be reasonably expected to be cured within such thirty (30) day period, then the cure period shall be extended for an additional reasonable period of time, not to exceed fifty (50) Business Days, provided that Sublandlord shall have commenced the cure within the initial thirty (30) day period).

If either party places the enforcement of this Sublease or any part thereof, or the collection of any rent or other payment due or to become due hereunder, or recovery of the possession of the Sublet Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall be reimbursed by the non-prevailing party, within 30 days after demand, for its reasonable, out-of-pocket attorneys’ fees and disbursements and court costs.

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14.              Indemnification. To the extent permitted by law, Subtenant shall defend (with counsel reasonably acceptable to Sublandlord, it being agreed that counsel for Subtenant’s insurance company shall be deemed acceptable ), indemnify Sublandlord and save Sublandlord harmless from and against any and all third party claims, liability, and expense for loss or damage (except to the extent arising from the negligence or willful misconduct of Sublandlord or its contractors, agents, employees or invitees), excluding special or consequential or punitive damages, suffered by Sublandlord to the extent arising from any bodily injury, death or property damage arising from (i) the negligence or willful misconduct of Subtenant, its agents, contractors or employees (herein “Subtenant’s Parties”) or (ii) any act or occurrence in the Sublet Premises during the term of this Sublease (including, without limitation hereby, any matter arising under Section 12 of this Sublease or Section 8.2[b] of the Lease) caused by any breach of this Sublease or the Lease or other wrongful act or omission of Subtenant or Subtenant’s agents, employees or contractors. Subtenant’s obligations under this Section 14 shall exclude claims and the like for loss or damage caused by Sublandlord or Landlord or their respective contractors, agents, employees or invitees. Subtenant’s obligations under this Section 14 shall survive the termination of the Sublease. Sublandlord shall defend (with counsel reasonably acceptable to Subtenant, it being agreed that counsel for any insurance company shall be deemed acceptable) indemnify Subtenant and save Subtenant harmless from and against any and all third party claims, liability, and expense for loss or damage (except to the extent arising from the negligence or willful misconduct of Subtenant or its contractors, agents or employees), excluding special or consequential or punitive damages, suffered by Subtenant to the extent arising from (x) any bodily injury, death or property damage arising from the negligence or willful misconduct of Sublandlord, its agents, contractors or employees or (ii) any breach of the Lease or this Sublease by Sublandlord, and (iii) any liability or other obligation that relates to and accrues prior to the Commencement Date or that relates to any portion of the Premises other than the Sublet Premises. Sublandlord’s obligations under this Section 14 shall survive the termination of the Sublease.

15.              Notices. Any notice, approval, request, consent, bill, statement or other communication required or permitted to be given, rendered or made by either party hereto, shall be in writing and shall be sent to the parties hereto by certified United States mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier providing evidence of delivery, at the respective addresses set forth in the first paragraph hereof, provided that after the Sublease Commencement Date notices to Subtenant shall be sent to the Sublet Premises. A copy of each notice to Subtenant shall be sent to Sellas Life Sciences Group, Inc. at the applicable address provided above, Attention: Barbara Wood, Esq.

The inability to deliver because of a changed address of which no notice was given or rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.

16.              Subordination/Estoppel. This Sublease shall, at Landlord’s option, be subordinate or superior to the lien of any mortgage covering the Building. Subtenant shall promptly execute any commercially reasonable instrument that Landlord or Sublandlord may request to confirm that this Sublease is superior or subordinate in lien to any mortgage pursuant to the foregoing provisions of this paragraph. Each of Sublandlord and Subtenant, without charge and at any time and from time to time, within fifteen (15) Business Days after its receipt of a request from the other party hereto, shall certify to the other (or such other parties reasonably designated by the requesting party) the following, by written instrument, duly executed and delivered, to the extent the same is true: (i) that this Sublease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications); (ii) whether, to the knowledge of the person signing said certificate (but without independent investigation), there are then existing any defaults hereunder upon the part of the other party hereto for which notice shall have been given to such other party (and, if so, specifying the same); and (iii) the last dates to which Annual Rent has been paid.

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17.              Landlord’s Consent. Subtenant acknowledges that where a provision of the Lease incorporated herein by reference requires consent of Landlord, Sublandlord’s consent is also required, provided that Sublandlord’s consent or approval shall be governed by the same principles set forth in the Lease that govern Landlord’s consideration of consent (and within the same time frames, except as expressly provided Section 12[(iii)] herein) as provided in the Lease.

18.              Access. Sublandlord and its agents, employees, consultants, contractors, may, from time to time at reasonable business hours, enter the Sublet Premises during the term of this Sublease accompanied by a representative of Subtenant if Subtenant makes such person available, but the absence of such representative due to unavailability or emergency shall not prohibit entry by Sublandlord pursuant to this Section 18. Except in the case of an emergency, Sublandlord shall provide to Subtenant reasonable prior notice (of no less than 24 hours) before entering the Sublet Premises, subject to any further rights of Landlord for entry into the Sublet Premises under the provisions of the Lease incorporated into this Sublease. Sublandlord will endeavor to minimize any interference with the conduct of Subtenant’s business in the Sublet Premises and will not unreasonably interfere with Subtenant’s use and occupancy of the Sublet Premises in the exercise of its rights of entry into the Sublet Premises. If by reason of any such entry, Subtenant is required by Landlord to vacate the Sublet Premises (or portion thereof) and not use them, and if such inability to use and occupy the Sublet Premises (or portion thereof) shall provide to Sublandlord any abatement of rental or other charges payable in respect of the Sublet Premises on account of such interruption of use, then Sublandlord shall provide the amount thereof to Subtenant.

19.              Signs. Subject to the Lease, Subtenant shall have the right to have its name appear on the entrance door and on the main directory of the Building and to the Sublet Premises in building standard lettering.

20.              Surrender; Holdover. Subtenant shall, on or before the Sublease Termination Date, promptly quit and surrender the Sublet Premises free of all furniture, fixtures and equipment and other personal property and in the same condition the Sublet Premises were in on the Sublease Commencement Date and in conformity with the applicable provisions of this Sublease and the Lease, excepting only reasonable wear and tear and/or damage by fire or other casualty and any other matter that is not the responsibility of Subtenant under this Sublease, timely surrender of the Sublet Premises being of the essence hereof. Subtenant understands and acknowledges Sublandlord’s stated need to regain possession of the Sublet Premises by the Sublease Termination Date and therefore Subtenant understands that it shall have no right to holdover in all or any part of the Sublet Premises. If Subtenant shall fail to deliver possession of the Sublet Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a daily tenancy at sufferance. Subtenant shall pay to Sublandlord for use and occupancy of the Sublet Premises after the Sublease Termination Date the amount equal to two hundred percent (200%) of the Annual Rent and regularly occurring additional rent payable during the Sublease term at the rates in effect under the Sublease as of the Sublease Termination Date, and which shall be calculated on a per diem basis, on account of any and all days of holdover occupancy.

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The amount of the charge for use and occupancy is acknowledged to be the appropriate level of compensation to Sublandlord as reimbursement for inconvenience to its business and anticipated expenses arising from Subtenant’s failure to vacate and surrender the Sublet Premises in a timely manner, and shall not be deemed a penalty. The acceptance of payment on account of use and occupancy by Sublandlord or the failure or delay of Sublandlord in notifying or evicting Subtenant following the Sublease Termination Date shall not create any tenancy rights in Subtenant and any such payments by Subtenant may be applied by Sublandlord against its costs and expenses, including reasonable attorney’s fees incurred by Sublandlord as a result of such holdover. In addition, Subtenant shall save Sublandlord, harmless and will exonerate, defend and indemnify Sublandlord from and against any and all actual damages which Sublandlord may suffer on account of Subtenant’s hold-over in the Sublet Premises.

21.              Severability. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby; and each term and provision of this Sublease shall be valid and be enforceable to the fullest extent permitted by law.

22.              Brokerage. Each party represents to the other that no broker participated in the negotiations leading to the Subtenant’s rental of the Sublet Premises from Sublandlord except Aidan Campbell of Colliers International (Sublandlord’s Broker) and Abe Laifer and Benjamin Blumenthal of Noah & Co. (Subtenant’s Broker) (collectively, the “Brokers”). Each party agrees to indemnify and hold the other party harmless from and against any claim or demand of any other broker or agent who claims that he/she represented that party in this transaction. Upon complete execution of the Sublease and Landlord’s written approval thereof, Sublandlord shall pay the commission due the Brokers according to a separate agreement. Sublandlord shall hold Subtenant harmless from and against any claim of nonpayment made by each of the aforesaid Brokers.

23.              Lease Binding. This Sublease, and all rights of Subtenant hereunder, are and shall be subject and subordinate in all respects to the Lease, and no further instrument of subordination shall be required, and Subtenant shall not take or fail to take, as the case may be, any affirmative action with respect to the Sublet Premises which will cause Sublandlord to be in default (beyond notice and applicable cure period) under the terms of the Lease.

24.              Entire Agreement. This Sublease (including those portions of the Lease incorporated herein) is the entire agreement between the parties and may not be modified or amended except by an agreement in writing signed by the parties hereto. The recitals of this Sublease are hereby incorporated into this Sublease.

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25.              Consent to Sublease. Sublandlord shall make commercially reasonable efforts to obtain Landlord’s consent to this Sublease (the “Consent”) as soon as reasonably possible, subject to the third sentence of this Section 25. The Consent shall be rendered in writing in substantially the form attached hereto as Exhibit C, except that the Consent shall also provide the following (a) notwithstanding the provisions of the Lease, the Permitted Uses (as such term is used in the Lease) of the Sublet Premises shall be for the executive, administrative and general business offices, including, without limitation, for businesses other than a law firm (the “Expanded Permitted Uses”), (b) any assignee or undertenant of Subtenant may use the Sublet Premises for any Expanded Permitted Uses and be engaged in a business other than that of a law firm, and (c) the expanded rights to assign the Sublease or sublet the Sublet Premises or otherwise effectuate transfer as set forth in Section 14(u) of Exhibit C (such consent, as so modified, the “Acceptable Consent”). Sublandlord shall pay all charges and fees due in connection therewith on or before same are due, excluding, however, any Subtenant’s legal fees incurred by Subtenant in connection with negotiating same, which shall be borne solely by Subtenant. If Sublandlord does not obtain the Acceptable Consent within thirty (30) days after Sublandlord’s receipt of an original executed counterpart of this Sublease signed by Subtenant, then at any time thereafter until the Consent is obtained, Subtenant may terminate this Sublease upon written notice to Sublandlord as its sole remedy, whereupon any and all such executed counterparts of the Sublease, together with any Security Deposit, rentals and other amounts paid shall be promptly returned to Subtenant (but no later than five (5) days after such termination), and neither party hereto shall have any further obligation to the other under this Sublease except for such obligations that expressly survive termination of this Sublease.

26.              Governing Law. The Sublease shall be governed by the laws of the State of New York.

27.              Exclusions from Sublease. (a) The following sections of the Lease are not incorporated in this Sublease: the Redacted Provisions, the recitals, Sections 1.1(a), 1.1(b), 1.1(c), 1.2, Section 2.1, 3.1, Articles 4 (except for Section 4.4 which shall remain applicable to this Sublease), 5 and 7, Article 9, Sections10.2(a) last sentence, 10.2(b), 10.2(c), 10.2(d), 10.2(e), 10.2(h), 10.3 (d) (except with respect to any provision that relates to Subtenant’s rights and obligations pertaining to the supplemental HVAC installed in the Sublet Premises), 14.1(b)(A)(1), the redacted Section 14.1(c), Section 14.9, Section 17.1 (except that Section 17.1[f], in accordance with the provisions of Section 27(b) below, and the proviso contained in Section 17.1[g] shall be deemed incorporated herein), Section 19.2, Section 21.2, Article 26, Article 28, Article 29, Section 30.1, redacted Section 30.4, Section 30.8, Articles 31 through 34, Exhibits C, D, and E and Schedules 3 and 4.

(b)               The following provisions of the Lease are incorporated into this Sublease, but all references in such provisions to “Landlord” or “Landlord’s Parties” shall be deemed to refer only to Landlord or Landlord’s Parties (and not to Sublandlord or Sublandlord’s Parties): Article 12 (“Destruction of the Premises; Property Loss or Damage”), Article 13 (“Eminent Domain”), Sections 14.2, 14.3 and 14.8 (involving provision of an “Offer Notice,” right of termination and payment of Transaction Profits in the context of a transfer of the Sublease), Article 15 (“Access to Premises; Base Building Upgrade Work”), Article 16 (“Indemnity”), Section 17.1(f) (involving Landlord’s property interest in the context of a Subtenant default), Article 27 (Rules and Regulations), and Section 30.2(a) (involving certain consequences of Landlord’s failure to give consent). The second and fourth sentences of Section 11.1 shall be deemed to mean both Landlord and Landlord’s Parties and, subject to the absence of any negligence or willful misconduct of such parties, Sublandlord and Sublandlord’s Parties independently. The Acceptable Consent shall supersede any contrary provisions in Article 14. Nothing in the foregoing shall be deemed to limit the provisions of the first sentence of Section 11 of this Sublease.

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28.              Financial Condition. Intentionally Deleted.

29.              Limitation of Liability. No director, officer, shareholder, employee, adviser or agent of Sublandlord or Subtenant shall be personally liable in any manner or to any extent under or in connection with this Sublease. Notwithstanding any provision of this Sublease to the contrary (including, without limitation, any indemnification provision and any provisions of the Lease incorporated herein by reference), in no event shall Sublandlord, Subtenant or any of their directors, officers, shareholders, employees, advisers or agents be responsible for interruption or loss of business, income or profits, or any other consequential, indirect or special damages.

30.              Compliance with Lease. Sublandlord covenants and agrees that Sublandlord will not do anything which would constitute a default (beyond any applicable grace or cure period under the Lease) under the provisions of the Lease or otherwise cause an interruption of services to the Sublet Premises, or omit to do anything Sublandlord is obligated to do under the terms of the Lease (beyond any applicable grace or cure period under the Lease) which omission would constitute a default under the Lease nor shall Sublandlord voluntarily surrender or terminate the Lease except in accordance with the Lease in the event of a taking or casualty, nor shall it agree to modify or amend the Lease in any way that will reduce the rights of (or services being received thereunder by) Subtenant or increase the obligations of Subtenant under this Sublease or otherwise adversely affect Subtenant’s occupancy of the Sublet Premises hereunder (except to a de-minimus extent) or perform any other act or omission (where there is a duty to act) which increases Subtenant’s liability with respect to the Sublet Premises or otherwise adversely affects Subtenant’s rights and obligations under this Sublease or the Prime Lease (except to a de-minimus extent).

31.              Sublandlord Representations. Sublandlord represents and warrants: (i) that it is the holder of the interest of the “Tenant” under the Lease and said interest is not the subject of any lien, assignment, sublease, or other hypothecation or pledge; (ii) that the Lease is in full force and effect unmodified, and constitutes the entire agreement between the Landlord and Sublandlord in respect of the Sublet Premises; (iii) that no notices of default have been served on Sublandlord under the Lease which have not been cured; (iv) to the best of Sublandlord’s knowledge, neither Sublandlord nor Landlord is in default under the Lease; (v) that nothing in the Lease is inconsistent with the rights and interests of Subtenant hereunder, (vi) Sublandlord has the full right, power and authority to sublet the Sublet Premises to Subtenant hereunder (and to enter into this Sublease) and no further consents or approvals with respect to this Sublease are required from any third party other than Landlord, (vii) the Redacted Provisions (a) do not in any way restrict or limit the rights of Subtenant under this Sublease or otherwise adversely affect Subtenant’s rights or obligations under this Sublease, and (b) will not be breached by Subtenant if it complies with the terms and conditions of this Sublease, and (viii) the expiration date of the Prime Lease is December 30, 2024.

32.              Subtenant Representations. Subtenant represents and warrants: (i) Subtenant has full right, power and authority to enter into this Sublease, (ii) no further approvals or consents with respect to this Sublease are required from any third party from whom Subtenant has an obligation to seek consent, and (iii) this Sublease will not contravene or violate any contract, obligation or other requirement in the nature thereof to which Subtenant is a party or otherwise subject, any ruling or order of any regulatory agency of any Governmental Authority or order of any court, or like matter, to which Subtenant is subject.

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33.              Furniture. All furniture, fixtures and equipment (“FF&E”) in the Sublet Premises enumerated on Exhibit D shall be conveyed and delivered to Subtenant as of the Commencement Date in its “AS-IS, WHERE-IS” condition. The transfer and conveyance of the FF&E shall automatically occur on the Commencement Date, and no bill of sale will be required to effectuate such transfer and conveyance to Subtenant. The FF&E shall be deemed to have no dollar value. Subtenant acknowledges that, except as expressly provided in this Sublease, Sublandlord makes no representations to Subtenant with respect to the aforementioned FF&E, or its suitability for the use to which Subtenant intends to put them, provided that Sublandlord represents and warrants that it has good title to the FF&E and that the FF&E is not subject to any liens or encumbrances. Such FF&E shall be treated as Subtenant’s personal property throughout the Term, but Subtenant shall not be obligated to remove or pay for such use, nor to repair or replace any of the FF&E which becomes unusable or inoperable whether through normal wear and tear, or otherwise, or due to damage by fire or other casualty, but Subtenant shall remove from the Sublet Premises the FF&E at the end of the term of this Sublease.

34.              If any party commences litigation for the enforcement of any provision under this Sublease, the parties hereto agree that, the prevailing party shall be entitled to recover from the other party such reasonable costs and reasonable attorneys’ fees as the prevailing party may have been incurred in connection therewith.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have hereto executed this Sublease on the date above written.

SUBLANDLORD:

RIEMER & BRAUNSTEIN LLP

By:	/s/ Steven J. Weinstein
Name:	Steven J. Weinstein
Title:	Managing Partner

SUBTENANT:

SELLAS LIFE SCIENCES GROUP, INC.

By:	/s/ Angelos Stergiou
Name:	Angelos Stergiou
Title:	President and Chief Executive Officer

[Signature page to Sublease]